QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Independent Accountants' Consent

To the Board of Directors of
Boise Cascade Corporation:

        We consent to the use of our report dated January 29, 2004, with respect to the consolidated balance sheets of Boise Cascade Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated herein by reference, and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in this Registration Statement on Form S-8.

        Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143 and No. 148, Financial Accounting Standards Board's (FASB) Emerging Issues Task Force Issue No. 02-16, and FASB Interpretation No. 46, as revised, effective in 2003. Our report also refers to the adoption of SFAS No. 142, effective in 2002.

/s/ KPMG LLP

Boise, Idaho
March 16, 2004

QuickLinks

Independent Accountants' Consent